Exhibit 4.1

[FACE OF NOTE]

[Global Notes Legend]

[The following legend shall appear on the face of each Global Note:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[The following legend shall appear on the face of each Global Note for which The Depository Trust Company is to be the Depositary:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]

[Restricted Note Legend]

[The following legend shall appear on the face of each Restricted Note:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.

The Providence Service Corporation

6.5% Convertible Senior Subordinated Notes Due May 15, 2014

CUSIP No. [    ]1

$

No. A-

The Providence Service Corporation, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                         , or its registered assigns, the principal sum of                                          DOLLARS ($                    ) on May 15, 2014[, which principal amount may from time to time be increased or decreased to such other principal amount (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $70,000,000) by adjustments on the Schedule of Exchanges of Notes on the other side of this Note in accordance with the Indenture.]1

Initial Interest Rate: 6.5% per annum.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2008.

Regular Record Dates: May 1 and November 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	Include only if the Note is a Global Note

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	THE PROVIDENCE SERVICE CORPORATION

By:
	Name:	Fletcher Jay McCusker
	Title:	Chief Executive Officer

Attest:

By:
Name:	Michael N. Deitch
Title:	Secretary

Trustee’s Certificate of Authentication

This is one of the 6.5% Convertible Senior Subordinated Notes Due May 15, 2014 described in the Indenture referred to in this Note.

Dated:	THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

By:
Name:
	Title:	Authorized Signatory

REVERSE SIDE OF NOTE

The Providence Service Corporation

6.5% Convertible Senior Subordinated Notes Due May 15, 2014

1. Principal and Interest.

The Company promises to pay the principal of this Note on May 15, 2014.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 6.5% per annum (subject to adjustment as provided below); provided, however, that if the Company Repurchases this Note pursuant to Section 3.06 of the Indenture the Company shall not be obligated to pay interest on the principal amount of this Note.

Interest will be payable semiannually in arrears (to the holders of record of the Notes at the close of business on the May 1 or November 1 immediately preceding the interest payment date) on each interest payment date, commencing May 15, 2008.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum of 8.5%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will established as set forth in the Indenture referred to below.

Additional interest will accrue on the Notes at an additional rate per year equal to 0.50% per annum of the principal amount of the Notes under the circumstances set forth in the Registration Rights Agreement (as defined below).

Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day, without additional interest.

2. Registration Rights Agreement.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 13, 2007, between the Company and the Purchasers named therein (the “Registration Rights Agreement”). In the event of a Registration Default, as defined in the Registration Rights Agreement, the Holder is entitled to additional interest for the period from and including the day following the occurrence of the Registration Default to, but excluding, the earlier of the day on which the Registration Default has been cured or the date on which there are no Registrable Securities, as defined in the Registration Rights Agreement. Additional interest will accrue at an additional rate per year equal to 0.50% per annum of the principal amount of the Notes.

3. Method of Payment.

Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the close of business on the Regular Record Date next preceding the related Interest Payment Date. The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

4. Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

5. Indenture.

This is one of the Notes issued under an Indenture dated as of November 13, 2007 (as amended from time to time, the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company.

6. Repurchase at the Option of the Holder upon a Fundamental Change and on the Mandatory Repurchase Date.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Notes held by such Holder on the date, at the purchase price and as otherwise provided in the Indenture.

Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash (and/or securities if permitted under the Indenture) sufficient to pay the Fundamental Change Purchase Price of, together with any accrued and unpaid interest with respect to, all Notes or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent on or prior to the third Business Day following the Fundamental Change Purchase Date, interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Purchase Date whether or not the Note is delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price and accrued and unpaid interest upon surrender of such Notes).

If the Acquisition is not consummated on or prior to the Mandatory Repurchase Date, then the Company shall be required on the Mandatory Repurchase Date to repurchase all of the Notes at a price payable in cash equal to the Mandatory Repurchase Price.

7. Conversion.

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Note that is $1,000 principal amount or integral multiples thereof.

8. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable, subject to certain limitations set forth in the Indenture. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

9. Subordination.

To the extent provided in the Indenture, the Notes are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid in full before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

11. Registered Form; Denominations; Transfer; Exchange.

The Notes are issued in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

12. Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13. Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14. Trustee Dealings with the Company.

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others.

A director, officer, incorporator, agent, subsidiary, employee, member or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all of the foregoing from such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Authentication.

This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

17. Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

18. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 principal amount or an integral multiple of $1,000 principal amount): $                    .

If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF NOTES2

The following exchanges of a part of this Global Note for an interest in another Global Note or for Notes in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature or authorized signatory of Trustee

[2]	This schedule should be included only if the Note is a Global Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                               agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:
Sign exactly as your name appears on the other side of this Note

Date:	—

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS NOTE BEARS AN IAI NOTE LEGEND ––] Other than pursuant to the sale or transfer of a Note to a transferee that is not an Affiliate of the Initial Purchaser pursuant to an effective Shelf Registration Statement filed in connection with the Registration Rights Agreement, dated as of November 13, 2007, between the Company and the purchasers named therein, in connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1)	☐	To the Company.

(2)	☐	In connection with a Permitted Transfer.

(3)	☐	A transfer to a transferee that is not an Affiliate of any Sponsor Purchaser pursuant to Rule 144 under the Securities Act.

(4)	☐	Solely if no registration statement under the Securities Act is available for such sale, a transfer to a person that is not an “Affiliate” of any Sponsor Purchaser (as described in Rule 144 under the Securities Act) pursuant to Rule 144A under the Securities Act or pursuant to Regulation S under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (2) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, including legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED NOTE LEGEND ––] Other than pursuant to the sale or transfer of the Note under an effective Shelf Registration Statement filed in connection with the Registration Rights Agreement, dated as of November 13, 2007, between the Company and the purchasers named therein, in connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4)	☐	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Notes which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee: